UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 3, 2015

ONCOSEC MEDICAL INCORPORATED

(Exact name of registrant as specified in its charter)

Nevada	000-54318	98-0573252
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5820 Nancy Ridge Drive San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 662-6732

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Securities Purchase Agreement

On November 3, 2015, OncoSec Medical Incorporated (the “Company”) entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”) with certain accredited investors (collectively, the “Purchasers”) pursuant to which the Company has agreed to issue and sell to the Purchasers in a registered public offering (the “Offering”) an aggregate of 2,142,860 shares of the Company’s Common Stock (collectively, the “Shares”) and warrants to purchase an aggregate of 1,071,430 shares of the Company’s Common Stock (collectively, the “Warrants” and the shares issuable upon exercise of the Warrants, collectively, the “Warrant Shares”) at a purchase price of $3.50 per unit, for aggregate expected gross proceeds of approximately $7.5 million.  Net proceeds, after deducting the Placement Agent Fee (described below) and other estimated offering expenses payable by the Company, are expected to be approximately $6.9 million.  The Company expects that the Offering will close on or about November 6, 2015, subject to the satisfaction of customary closing conditions.  The Company intends to use the net proceeds from the Offering for general corporate purposes, including clinical trial expenses and research and development expenses.

Pursuant to the terms of the Securities Purchase Agreement, at the closing each Purchaser will be issued a Warrant to purchase up to a number of shares of the Company’s Common Stock equal to 50% of the shares issued to such Purchaser.  The Warrants have an exercise price of $4.50 per share, are exercisable six months after issuance and have a term of exercise equal to five and one-half years from the date of issuance of the Warrants.

The issuance and sale of the Shares, Warrants, and Warrant Shares (collectively, the “Securities”) is registered under the Securities Act of 1933 (the “Securities Act”) pursuant to the Company’s Registration Statement on Form S-3 (No. 333-195387), which was declared effective by the Securities and Exchange Commission (the “SEC”) on May 12, 2014, as supplemented by a prospectus supplement dated November 4, 2015 and filed with the SEC pursuant to Rule 424(b)(5) under the Securities Act (the “Registration Statement”).  The Securities may only be offered by means of a prospectus. Copies of the prospectus and prospectus supplement can be obtained directly from the Company and at the SEC’s website at www.sec.gov or by request by emailing H.C. Wainwright & Co., LLC (“Wainwright”) at placements@hcwco.com.  No statement in this document or the attached exhibits is an offer to purchase or a solicitation of an offer to sell securities.  No offer, solicitation or sale will be made in any jurisdiction in which such offer, solicitation or sale is unlawful.

Placement Agent Agreement; Placement Agent Warrants

Pursuant to a Placement Agent Agreement (the “Placement Agent Agreement”), dated November 3, 2015, by and between the Company and Wainwright, Wainwright agreed to act as the Company’s placement agent in connection with the Offering.  Pursuant to the Placement Agent Agreement, the Company agreed to pay an aggregate cash fee for placement agent and financial advisory services equal to 6.0% of the gross proceeds of the Offering (the “Placement Agent Fee”), as well as a non-accountable expense allowance equal to 1% of the gross proceeds of the Offering and certain other expense reimbursements.  In addition, the Company agreed to issue warrants to purchase an aggregate of up to 5% of the aggregate number of shares of Common Stock sold in the Offering to the placement agent or its designees (the “Placement Agent Warrants”).  Under the Placement Agent Agreement, the Company may choose to pay up to 15% of the Placement Agent Fee directly to other broker-dealers acting as placement agents or financial advisors in the Offering.  The Company has engaged Maxim Group LLC (“Maxim”) and Noble Financial Capital Markets (“Noble”) as financial advisors with respect to the Offering, and has agreed to pay each such advisor 7.5% of the Placement Agent Fee in consideration for such advisor’s financial advisory services. The Placement Agent Warrants shall have substantially the same terms as the Warrants to be issued to the Purchasers in the Offering, except that such warrants shall have an exercise price of $4.375 and shall expire on the fifth anniversary of the closing date of the Offering.

No statement in this document or the attached exhibits is an offer to purchase or a solicitation of an offer to sell securities.  No offer, solicitation or sale will be made in any jurisdiction in which such offer, solicitation or sale is unlawful.

Copies of the opinions of McDonald Carano Wilson LLP and Morrison & Foerster LLP relating to the legality of the issuance and sale of the Securities and the Placement Agent Warrants are attached as Exhibits 5.1 and 5.2 hereto.  The form of Warrant, the Securities Purchase Agreement, and the Placement Agent Agreement are filed as Exhibits 4.1, 10.1 and 10.2 hereto, respectively, and are incorporated herein by reference.  The foregoing description of such documents and the transactions contemplated thereby is qualified in its entirety by reference to such exhibits.

Item 9.01 Financial Statements and Exhibits.

(d)                                 Exhibits.

EXHIBIT INDEX

Exhibit	Description

4.1	Form of Common Stock Purchase Warrant

5.1	Opinion of McDonald Carano Wilson LLP

5.2	Opinion of Morrison & Foerster LLP

10.1	Securities Purchase Agreement, dated as of November 3, 2015, by and among the Company and the Purchasers

10.2	Placement Agency Agreement, dated as of November 3, 2015, by and between the Company and H.C. Wainwright & Co., LLC

23.1	Consent of McDonald Carano Wilson LLP (contained in Exhibit 5.1)

23.2	Consent of Morrison & Foerster LLP (contained in Exhibit 5.2)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ONCOSEC MEDICAL INCORPORATED

Dated: November 5, 2015	By:	/s/ Punit Dhillon
Name: Punit Dhillon
Title: President & Chief Executive Officer